Independent Auditor's Consent

The Board of Directors
24/7 Media, Inc.:

We consent to the use of our reports included herein related to the audits of 24/7 Media, Inc. (successor company to Interactive Imaginations, Inc.)
and Interactive Holdings, LLC (successor company to Petry Interactive, Inc.) and to the reference to our firm under the heading "Experts" in the prospectus.

                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP

New York, New York
June 4, 1998